                                                                    EXHIBIT 99.1


[CHARTER COMMUNICATIONS LOGO]          NEWS

FOR RELEASE: 7:00 AM CT WEDNESDAY, MAY 2, 2001

          CHARTER COMMUNICATIONS ANNOUNCES SOLID FIRST QUARTER RESULTS

        DIGITAL VIDEO AND HIGH-SPEED DATA DEPLOYMENTS EXCEED EXPECTATIONS

         ST. LOUIS - Charter Communications, Inc. (Nasdaq: CHTR) today reported revenue and operating cash flow growth at the high end of previously stated guidance for the first quarter of 2001. Digital video and high-speed data service additions during the three-month period ended March 31, 2001 exceeded the company's expectations, according to Jerry Kent, President and CEO.

                       FIRST QUARTER FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
         For the first quarter of 2001 revenues increased 14.4% to $873.8 million, and operating cash flow (OCF) increased 9.7% to $387.9 million compared to the pro forma results for the first quarter of 2000. Charter increased its customer base by over 2.0% compared to pro forma first quarter of 2000 to 6,349,800 customers. "We continue to deliver by increasing revenue and OCF through internal and advanced broadband services customer growth made possible by our digital platform," Mr. Kent said.

                     DEMAND FOR ADVANCED SERVICES CONTINUES
--------------------------------------------------------------------------------
         As of March 31, 2001, Charter Digital Cable(TM) customers totaled 1,343,700, an increase of 274,800 customers over pro forma year-end 2000. Mr. Kent said Charter's goal is to add an average of 18,000 digital cable customers per week throughout the year. "During the first quarter we exceeded our year 2001 average weekly net digital add target by approximately 18%," Mr. Kent said. "The compelling price-value relationship of our digital video product in comparison to DBS contributes greatly to our success. Over 20,000 satellite dish owners have been converted to Charter Digital Cable over the past year," he said.

                                     -MORE-

                                 CHARTER, PAGE 2
--------------------------------------------------------------------------------
         High-speed data service was available to 55% of Charter's homes passed as of March 31, 2001, according to Mr. Kent. "With an expanded footprint of two-way enacted broadband plant, the deployment of Charter Pipeline(TM), our high-speed data service, accelerated in the first quarter of 2001." As of March 31, 2001, Charter served 343,300 data customers, adding 90,900 Charter Pipeline customers during the first quarter, or 7,000 customers per week. "We capitalized on our larger two-way footprint by aggressively marketing and deploying our high-speed data product, exceeding our year 2001 average weekly goal by nearly 50% in the first quarter," Mr. Kent said.

                               RECENT DEVELOPMENTS
--------------------------------------------------------------------------------
         In February 2001, Charter entered into several agreements with AT&T Broadband, LLC involving several strategic cable system transactions that will result in a net addition of approximately 512,000 customers. When completed, Charter will acquire cable systems from AT&T Broadband serving approximately 574,000 customers in Missouri, Alabama, Nevada and California for a total of $1.79 billion. A portion of the purchase price will consist of Charter cable systems valued at $249.0 million serving approximately 62,000 customers in Florida, and up to $501.5 million will be paid in Class A common stock. The balance will be paid in cash. When the transactions close in the late second or early third quarter, Charter will serve approximately 7 million customers in 40 states.

         In February 2001, Charter and Gemstar-TV Guide entered into a long-term Interactive Program Guide (IPG) agreement. Terms of the agreement provide for Charter to continue to use and further deploy TV Guide Interactive(SM) into additional markets, and across all digital platforms. TV Guide Interactive is the IPG currently used by Charter in 200 systems representing over 600,000 digital households. Charter's rollout of a TV Gateway IPG is also underway in thirteen markets, serving some 250,000 customers, with additional deployments planned.

         In March 2001, Charter announced the selection of Liberate Technologies open standards-based software in their rollout of interactive cable television services to advanced set-tops. Charter digital customers in St. Louis will be the first to experience Liberate-enabled Motorola DCT 5000 set-tops, initially equipped with Internet access, the TV Guide Interactive programming guide, and television-based e-mail and interactive television portal services developed and supported by digeo, inc.

                                     -MORE-

                                CHARTER, PAGE 3

                                    OUTLOOK
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         Mr. Kent reiterated Charter's previous 2001 annual guidance of 14% -
16% revenue growth and 12% - 14% operating cash flow growth, and second quarter 2001 revenue growth of 13% - 15% and OCF growth of 11.5% - 13.5%.

         Mr. Kent said Charter anticipates ending the year 2001 with approximately 2 million digital cable customers. "We expect to significantly exceed our original guidance of 500,000 data customers, and are now comfortable we'll end the year within a range of 550,000 - 600,000 data customers." Mr. Kent said Charter has plans for additional video on demand launches and expects approximately 2.2 million homes will have access to VOD technology by the end of 2001.

                          ABOUT CHARTER COMMUNICATIONS
--------------------------------------------------------------------------------
         Charter Communications, a Wired World(TM) company, is among the nation's largest broadband communications companies, currently serving some 6.4 million customers in 40 states. Charter provides a full range of advanced broadband services to the home, including cable television under the Charter Cable TV brand; advanced digital video programming services under the Charter Digital Cable(TM) brand; and high-speed Internet access via Charter Pipeline(TM). Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under the Charter Media(TM) brand.

         A Fortune 500 company, Charter is the 2001 recipient of the Outstanding Corporate Growth Award from the Association for Corporate Growth, the 2001 R.E. "Ted" Turner Innovator of the Year Award from the Southern Cable
Telecommunications Association, and the 2000 Innovator Award for Technology from Cablevision Magazine.

         More information about Charter can be found at www.charter.com.

                                      # # #

Detailed financial information is included in the attached addendum.

Charter will conduct a conference call to discuss their operating results on Wednesday, May 2, 2001, at 11:00 AM Eastern Time. The call will be available live via webcast at www.charter.com. The call will be available on the "Investor" portion of the website, via "About Charter." Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website.

                                     -MORE-

                                 CHARTER, PAGE 4
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Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange
Commission.

CONTACTS:
Media: Andy Morgan                     Analysts: Mary Jo Moehle
314.543.2217                           314.543.2397

                          CHARTER COMMUNICATIONS, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED MARCH 31,
                                               ------------------------------------------------------
                                                   ACTUAL                ACTUAL           PRO FORMA
                                                    2001                  2000             2000(a)
                                               -------------         -------------      -------------

REVENUES:
       Analog video                            $     649,355         $     587,551      $     622,501
       Digital video                                  55,047                 9,196              9,950
       Cable modem                                    25,166                 9,712             13,797
       Advertising sales                              55,641                33,278             35,622
       Other                                          88,588                81,867             81,719
                                               -------------         -------------      -------------
         Total revenues                              873,797               721,604            763,589
                                               -------------         -------------      -------------

OPERATING EXPENSES:
       General, administrative and service           189,503               168,074            175,282
       Analog video programming                      210,374               164,825            175,748
       Digital video                                  20,609                 4,189              4,311
       Cable modem                                    17,646                 8,760             12,464
       Advertising sales                              15,265                12,277             14,834
       Marketing                                      16,623                11,693             12,297
       Other                                           2,127                 1,951              1,951
       Corporate expenses                             13,721                12,508             13,028
                                               -------------         -------------      -------------
         Total operating expenses                    485,868               384,277            409,915
                                               -------------         -------------      -------------

         Operating cash flow                         387,929               337,327            353,674

Depreciation                                         366,941               252,876            275,616
Amortization                                         328,954               293,224            302,716
Option compensation expense                            6,038                15,500             15,500
Interest, net                                        310,740               225,479            261,786
Other, net                                            59,917(b)               (132)               (81)
                                               -------------         -------------      -------------
                                                    (684,661)             (449,620)          (501,863)

Minority interest                                    403,962               268,906            289,979
                                               -------------         -------------      -------------
Net loss                                       $    (280,699)        $    (180,714)     $    (211,884)
                                               =============         =============      =============

Basic and diluted loss per share               $       (1.20)        $       (0.81)     $       (0.91)
                                               =============         =============      =============

Weighted average common shares outstanding       233,777,675           221,917,083        232,584,043
                                               =============         =============      =============

(a) The pro forma results reflect all acquisitions and dispositions of cable systems closed during 2000 and borrowings under the Charter Holdings senior bridge loan facility, issuance of senior convertible notes, issuance of the January 2001 Charter Holdings notes and application of the proceeds from all such borrowings to repay portions of other notes and credit facilities.

(b) Includes a $23.9 million cumulative effect of a change in accounting principle and current period expense of $21.8 million, both as a result of the implementation of SFAS 133 "Accounting for Derivative Instruments and Hedging Activities".

             Addendum to Charter Communications Three Months Ended
                        March 31, 2001 Earnings Release

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                          CHARTER COMMUNICATIONS, INC.
                    UNAUDITED SUMMARY OF OPERATING STATISTICS

CABLE TELEVISION                                             ACTUAL            PRO FORMA           PRO FORMA
                                                         --------------      --------------      --------------
                                                            MARCH 31,         DECEMBER 31,         MARCH 31,
                                                              2001               2000(a)            2000(a)
                                                         --------------      --------------      --------------

Homes Passed                                                 10,258,300          10,219,300          10,007,100
Basic Customers                                               6,349,800           6,346,200           6,224,700
Basic Penetration                                                  61.9%               62.1%               62.2%
Premium Units                                                 5,199,700           4,936,800           3,118,000
Premium Penetration                                                81.9%               77.8%               50.1%
Average Monthly Revenue per Basic Customer (quarter)     $        45.87      $        46.95      $        40.89

DIGITAL VIDEO
                                                             ACTUAL            PRO FORMA           PRO FORMA
                                                         --------------      --------------      --------------
                                                            MARCH 31,         DECEMBER 31,         MARCH 31,
                                                              2001               2000(a)            2000(a)
                                                         --------------      --------------      --------------
Digital Homes Passed                                         8,811,900            8,787,500           4,808,300
Customers                                                    1,343,700            1,068,900             224,700
Penetration                                                       15.2%                12.2%                4.7%
Digital Converters Deployed                                  1,697,000            1,336,600             266,500

DATA SERVICES
                                                             ACTUAL            PRO FORMA           PRO FORMA
                                                         --------------      --------------      --------------
                                                            MARCH 31,         DECEMBER 31,         MARCH 31,
                                                              2001               2000(a)            2000(a)
                                                         --------------      --------------      --------------
Data Homes Passed                                            5,688,800            5,550,800           5,081,300
Customers                                                      343,300              252,400             122,900
Penetration                                                        6.0%                 4.5%                2.4%

OTHER STATISTICS                                              ACTUAL
                                                            -----------
                                                             MARCH 31,
                                                               2001
                                                            -----------
For the quarter ended

  Capital Expenditures (in 000's)                          $   524,500

As of

  Book Value per Share                                     $     12.20

(a) The pro forma statistics reflect all acquisitions and dispositions of cable systems closed during 2000 as of the periods indicated.

             Addendum to Charter Communications Three Months Ended
                        March 31, 2001 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                    UNAUDITED CONSOLIDATED BALANCE SHEET DATA
                             (DOLLARS IN THOUSANDS)

                                                                        ACTUAL           ACTUAL
                                                                    MARCH 31, 2001  DECEMBER 31, 2000
                                                                    --------------  -----------------

ASSETS
Current Assets:
      Cash and cash equivalents                                       $    19,421     $   130,702
      Accounts receivable, net of allowance for doubtful accounts         193,811         217,667
      Receivable from related party                                         4,592           6,480
      Prepaid expenses and other                                           92,656          77,719
                                                                      -----------     -----------
           Total current assets                                           310,480         432,568
                                                                      -----------     -----------

Investment in Cable Properties:
      Property, plant and equipment, net                                5,500,886       5,267,519
      Franchises, net                                                  16,753,694      17,068,702
                                                                      -----------     -----------
           Total investment in cable properties                        22,254,580      22,336,221

Other assets                                                              293,664         274,777
                                                                      -----------     -----------
                                                                      $22,858,724     $23,043,566
                                                                      ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Accounts payable and accrued expenses                           $ 1,169,766     $ 1,367,234
                                                                      -----------     -----------
           Total current liabilities                                    1,169,766       1,367,234

Long-term debt                                                         13,707,347      13,060,455

Deferred management fees - related party                                   13,751          13,751

Other long-term liabilities                                               331,857         285,266

Minority interest                                                       4,783,692       4,089,329

Redeemable securities                                                          --       1,104,327

Shareholders' equity                                                    2,852,311       3,123,204
                                                                      -----------     -----------
                                                                      $22,858,724     $23,043,566
                                                                      ===========     ===========

             Addendum to Charter Communications Three Months Ended
                        March 31, 2001 Earnings Release